SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

File by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting materials pursuant to Rule 14a-11c or Rule 14a-12


                            GSE SYSTEMS, INC.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in Charter)

                  Thomas K. Milhollan, Corporate Counsel
-----------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box) :

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        _____________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
    _________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

    1) Amount previously paid:
       ______________________________________________________________________

    2) Form, schedule or registration statement no.:
       ______________________________________________________________________

    3) Filing party:
       ______________________________________________________________________

    4) Date filed:
       ______________________________________________________________________



                                GSE SYSTEMS, INC.

                            8930 Stanford Boulevard
                           Columbia, Maryland  21045
                                 (410) 312-3700


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of
GSE SYSTEMS, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") will be held on May 28, 1998, at 10:30 a.m., Eastern time, at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland, 21045 for the following purposes:

      (1) To elect two directors, each for a term of three years or until his successor has been elected and qualified, and to elect two other directors, each for the remainder of his respective term or until his successor has been elected and qualified;

      (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

      (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

      The Board of Directors hopes that you will be able to attend the Annual Meeting. Whether or not you are able to be present in person at the meeting, we urge you to execute the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. In the event that you attend the meeting, you may revoke the proxy and vote in person if you desire. You are urged to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting. In addition, in order to facilitate our planning for the meeting, we would appreciate your indicating on the enclosed proxy card whether or not you plan to attend the meeting.

                                     By Order of the Board of Directors


                                     Robert W. Stroup
                                     Corporate Secretary

Columbia, Maryland
April 30, 1998


                                GSE SYSTEMS, INC.

                            8930 Stanford Boulevard
                           Columbia, Maryland  21045
                                 (410) 312-3700



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

      The Board of Directors (the "Board") of GSE Systems, Inc. (the "Company"), the principal executive offices of which are located at 8930 Stanford Boulevard, Columbia, Maryland 21045, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern time, on Thursday, May 28, 1998 (the "Annual Meeting"), or at any adjournments or postponements thereof. The Annual Meeting will be held at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland, 21045 for the following purposes:

      (1) To elect two directors, each for a term of three years or until his successor has been elected and qualified, and to elect two other directors, each for the remainder of his respective term or until his successor has been elected and qualified;

      (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

      (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      This proxy statement and the accompanying form of proxy and the Company's 1997 Annual Report to Stockholders are first being released for mailing to stockholders on or about April 30, 1998.

      We urge you to date, sign and mail your proxy promptly to make certain that your shares will be voted at the Annual Meeting. Proxies in the enclosed form that are received in time for the Annual Meeting will be voted at the meeting in accordance with the instructions, if any, indicated on the proxy card. If no instruction is given, the proxy will be voted in favor of the nominees for election as directors specified under "Election of Directors" and in favor of ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998. If any other matters properly come before the Annual Meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder in person at the meeting. The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Voting Securities
-----------------

      Only stockholders of record at the close of business on April 10, 1998 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. On April 10, 1998, there were 5,065,688 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting.

      The presence in person or by proxy at the Annual Meeting of the holders of at least a majority of the total number of outstanding shares of Common Stock will constitute a quorum for the transaction of business. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors.

      Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

      For purposes of the election of directors, a withheld vote will not affect the plurality vote required for the election of directors. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters.

      Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received voting instructions from beneficial owners. Such broker non-votes (arising from a lack of instructions from beneficial owners), although present for quorum purposes, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

      The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock, as of April 10, 1998, by: (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In preparing the following table, the Company has relied on the information contained in the Statements on
Schedule 13G filed by ManTech International Corporation ("ManTech"), GP Strategies Corporation ("GP Strategies"), U.S. Bancorp and FMR Corp.
(Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and therefore may be included in more than one table entry.)


                                              Number of       Percent of
                                             Common Stock     Outstanding
                                             Shares Bene-       Common
Name of Beneficial Owner                    ficially Owned      Stock
------------------------                    --------------    -----------
Certain Beneficial Owners

GP Strategies Corporation(1).............      1,152,000         22.6%
  9 West 57th Street
  New York, NY  10019

ManTech International Corporation(2).....        963,000         18.9%
  12015 Lee Jackson Highway
  Fairfax, VA  22033

SGLG, Inc................................        875,000         17.3%
  9 West 57th Street
  New York, NY  10019

U.S. Bancorp(3)..........................        284,368          5.6%
  601 2nd Avenue South
  Minneapolis, MN  55402

FMR Corp.(4).............................        277,800          5.5%
  82 Devonshire Street
  Boston, MA  02109

Directors and Executive Officers(5)

Jerome I. Feldman(6).....................      1,151,000         22.6%

Martin M. Pollak(7)......................      1,126,000         22.2%

John A. Moore, Jr.(8)....................        881,750         17.4%

George J. Pedersen(9)....................        879,075         17.3%

Eugene D. Loveridge......................        289,453          5.7%

Daniel E. Masterson......................        289,453          5.7%

Sylvan Schefler(10)......................         16,500           *

Chian-Li Jen.............................          1,000           *

Robert W. Stroup(11).....................            200           *

Hans I. Ebenfelt.........................            -0-           *

Sheldon L. Glashow.......................            -0-           *

Christopher M. Carnavos..................            -0-           *

Directors and Executive Officers as a
group (14 persons)(12)...................      2,705,206         52.7%

_______________________________


<F1>  * Less than 1%.

<F2>  (1) Includes 26,000 shares and shares subject to option owned directly by Mr. Feldman (see Note 6 below), 1,000 shares owned directly by Mr. Pollak (see Note 7 below), 875,000 shares owned by SGLG, Inc. ("SGLG") and 250,000 shares owned by General Physics Corporation ("GPC"). GP Strategies, a company controlled by Messrs. Feldman and Pollak, owns GPC as well as a controlling interest in SGLG. GP Strategies disclaims beneficial ownership of all shares owned directly by Messrs. Feldman and Pollak.

<F3>  (2) Includes 81,250 shares and shares subject to option owned directly by Mr. Pedersen (see Note 9 below), 83,925 shares owned directly by John
    A. Moore, Jr. (see Note 8 below), and 797,825 shares owned by ManTech. ManTech disclaims beneficial ownership of all shares owned directly by Messrs. Pedersen and Moore.

<F4>  (3) Consists of 284,368 shares beneficially owned by U.S. Bancorp through its subsidiaries U.S. Bank National Association and First Trust National Association, which are classified as banks for purposes of 17 CFR 140.13d-1 (b) (ii) (B). These U.S. Bancorp affiliates have sole voting power with respect to 283,668 of shares, sole dispositive power with respect to 281,668 of such shares, and shared dispositive power with respect to 1,100 of such shares.

<F5> (4) Consists of 277,800 shares beneficially owned by Fidelity Management
    & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which serves as an investment adviser to various investment companies registered under Section 8 of such act. One such investment company, Fidelity Low-Price Stock Fund, owns the 277,800 shares disclosed above.

<F6> (5) The address of all Directors and Executive Officers is in care of
    GSE Systems, Inc., 8930 Stanford Boulevard, Columbia, MD 21045.

<F7> (6) Includes 1,000 shares owned directly by Mr. Feldman, 875,000 shares owned by SGLG and 250,000 shares owned by GPC (see Note 1 above). Mr. Feldman disclaims beneficial ownership of all the shares owned by SGLG and GPC. Also includes 25,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 10, 1998.

<F8> (7) Includes 1,000 shares owned directly by Mr. Pollak, 875,000 shares owned by SGLG and 250,000 shares owned by GPC (see Note 1 above). Mr. Pollak disclaims beneficial ownership of all the shares owned by SGLG and GPC.

<F9> (8) Includes 83,925 shares owned directly by Mr. Moore and 797,825 shares owned by ManTech (see Note 2 above). Mr. Moore is a stockholder of ManTech and serves as its Chief Financial Officer. Mr. Moore disclaims beneficial ownership of the shares owned by ManTech.

<F10>(9) Includes 56,250 shares owned directly by Mr. Pedersen and 797,825 shares owned by ManTech (see Note 2 above). Mr. Pedersen is a controlling stockholder of ManTech and serves as its Chairman, President and Chief Executive Officer. Mr. Pedersen disclaims beneficial ownership of the shares owned by ManTech. Also includes 25,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of April 10, 1998.

<F11>(10) Consists of warrants which were awarded to Mr. Schefler through his previous affiliation with Prime Charter Ltd., the vested portion of such award amounts to 16,500 shares.

<F12>(11) Includes 200 shares owned by Mr. Stroup's spouse, as custodian for their minor children, as to which Mr. Stroup disclaims beneficial ownership.

<F13>(12) Includes 66,500 shares issuable upon the exercise of options and warrants which are exercisable within sixty (60) days of April 10, 1998.


      ManTech and certain other existing stockholders of the Company related to ManTech on the one hand and GP Strategies, SGLG and GPC on the other hand have entered into an agreement by which each group has granted to the other: (i) a right of first refusal to acquire any shares of Common Stock that any member of the group determines to sell and (ii) a right to acquire a pro rata portion of any shares of Common Stock offered to either group by Vattenfall
AB ("Vattenfall"). The rights of first refusal must be exercised within ten days after notice, apply only to the shares of Common Stock that were owned by the parties upon consummation of the Company's initial public offering, which occurred on August 1, 1995, and exclude certain sales effected through the Nasdaq National Market. Both the rights of first refusal and the rights to acquire the Vattenfall stock expire on August 1, 1998.


                     PROPOSAL 1:  ELECTION OF DIRECTORS

      The Bylaws of the Company provide that the number of directors constituting the Board shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at eight, effective at the Annual Meeting.

      Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Annual Meeting ("Class III"), the Annual Meeting of Stockholders in 1999 ("Class I") and the Annual Meeting of Stockholders in 2000 ("Class II"), respectively.

      At the Annual Meeting, two directors are to be elected as Class III directors, each for a term of three years, or until his successor has been elected and qualified. The Board has nominated for election as Class
III directors Jerome I. Feldman and George J. Pedersen, both of whom currently serve on the Board as Class III directors. Further, the Board has directed Christopher M. Carnavos and John A. Moore Jr., currently a Class I director and a Class II director, respectively, to stand for election to serve for the remainder of his respective three-year term, or until his successor has been elected and qualified. Messrs. Feldman, Pedersen, Carnavos and Moore are hereinafter collectively referred to as the "Director Nominees."

     The proxies solicited hereby, unless directed to the contrary therein, will be voted for election of the Director Nominees. All of the Director Nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that of the Director Nominees will not be a candidate or will be unable to serve, but if either occurs it is intended that the shares represented by proxies will be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

     Hans I. Ebenfelt, currently a Class III director, will not be standing for re-election at the Annual Meeting.

     The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the Director Nominees as well as for each of the Class I and Class II incumbent directors.

Director Nominees for Class III:  Nominees whose terms will expire in 2001
--------------------------------------------------------------------------

      Jerome I. Feldman, age 69. Mr. Feldman has served as a Director of the Company since 1994, and as Chairman of the Board since April 1997. Mr. Feldman cofounded GP Strategies in 1959 and has served as its President and Chief Executive Officer since its founding. Mr. Feldman is also President, Chief Executive Officer and Chairman of the Executive Committee of the Board of Directors of General Physics Corporation. Mr. Feldman has served as a Director of Interferon Sciences, Inc. since 1981 and was Chairman of its Executive Committee from 1981 to 1996. From 1981 to 1996, he was a Director of GTS Duratek, Inc. and served as the Chairman of its Board from 1985 to 1995. Mr. Feldman is a Trustee of the New England Colleges Fund and of
Bard College.

      George J. Pedersen, age 62. Mr. Pedersen has served as a Director of the Company since 1994 and as Chairman of its Executive Committee since April 1997. Mr. Pedersen cofounded ManTech in 1968 beginning as Vice President and Secretary/Treasurer. He has served as its Secretary since 1968 and was elected Chairman of its Board of Directors in 1979. In 1995, Mr. Pedersen was elected to the additional positions of President and Chief Executive Officer of ManTech. Mr. Pedersen has served as President and/or Chairman of the Board of a number of ManTech subsidiaries. Mr. Pedersen serves as a Director, Vice President and a member of the Executive Committee of the Professional Services Council; a Trustee and a member of the Executive Committee of the National Security Industrial Association; a Trustee of the Naval Undersea Museum Foundation; and as a Director of the Ivymount School.

Director Nominee for Class I:  Incumbent standing for election for remainder of term to expire in 1999
----------------------------------------------------------------------------

      Christopher M. Carnavos, age 47. Mr. Carnavos has served as a Director of the Company since November 1997. Mr. Carnavos joined the Company as Senior Vice President - Process Industries in January 1997, was promoted to Senior Executive Vice President in September 1997 and was further promoted to
President in January 1998.   Prior to joining the Company, Mr. Carnavos
served as Vice President and General Manager of Process Automation Systems for Johnson Yokogawa Corporation, a supplier of distributed control systems, from 1993 through 1996. From 1990 to 1993, he held various senior management positions with the instrumentation and controls businesses of Asea Brown Boveri, a leading global supplier of industrial automation equipment and engineering services. Mr. Carnavos is a member of the Instrumentation Society of America and the American Institute of Chemical Engineering.

Director Nominee for Class II:  Incumbent standing for election for remainder of term to expire in 2000
-----------------------------------------------------------------------------

      John A. Moore, Jr., age 45. Mr. Moore has served as a Director of the Company since November 1997. Mr. Moore is an Executive Vice President and Chief Financial Officer of ManTech and is responsible for ManTech's accounting operations, proposal pricing strategies, financial forecasting, budget preparation, banking relationships and corporate insurance. Mr. Moore also serves as a director and in an executive capacity for a number of ManTech subsidiaries. Prior to joining ManTech in 1982, he was Supervisory Auditor for the Defense Contract Audit Agency. He holds a Bachelors degree in Accounting from La Salle University and an MBA from the University of Maryland.

Class I Directors:  Incumbents whose terms will expire in 1999
--------------------------------------------------------------

      Sheldon L. Glashow, Ph.D., age 65. Dr. Glashow has served as a Director of the Company since 1995. Dr. Glashow is the Higgins Professor of Physics at Harvard University and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow has been a Director of General Physics Corporation, an industrial and government training and services company, since 1987; a Director from 1985 to 1995 of GTS Duratek, Inc., an environmental technology and consulting company; and a Director of Interferon Sciences, Inc., a biotechnology company, since 1991.

      Eugene D. Loveridge, age 48. Mr. Loveridge has served as a Director of the Company since June 1996. In 1990, Mr. Loveridge cofounded Erudite Software & Consulting, Inc. ("Erudite Software"), which was acquired by the Company in May 1996. In connection with this acquisition, he joined the Company as a Senior Vice President; he also continues to serve as a Director and President of Erudite Software. Mr. Loveridge has been a Director for Emcor, Inc., an employment leasing firm, since 1988, and for U.S. Traffic, Inc., a nation-wide trucking brokerage firm, since 1983. Mr. Loveridge is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Class II Directors:  Incumbents whose terms will expire in 2000
---------------------------------------------------------------

      Martin M. Pollak, age 70. Mr. Pollak has served as a Director of the Company since 1994. Mr. Pollak cofounded GP Strategies, a holding company for various technology businesses, in 1959 and has served as its Executive Vice President, Treasurer and a Director since 1959. He has been a Director of Interferon Sciences, Inc. since 1981 and served as Chairman of its Board from 1981 to 1996; a Director of GTS Duratek, Inc. from 1983 to 1996 and Chairman of its Executive Committee from 1985 to 1995; and a Director of General Physics Corporation since 1987 and Chairman of its Board since 1988. He also serves as a Director of SGLG. Mr. Pollak has been President, Chief Executive Officer and a Director of American Drug Company, a generic drug distribution company, since 1994. He has been President and a Director of NPD Trading
(USA), a trading company specializing in Eastern Europe, since 1990. Mr. Pollak has also chaired the U.S. Section of the U.S. - Czech and Slovak Economic Council and has been a member of the Board of Trustees of the Worcester Foundation for Experimental Biology.

      Sylvan Schefler, age 60. Mr. Schefler has served as a Director of the Company since 1995. Mr. Schefler has been Chairman of Crystal Asset
Management Group Ltd., a merchant banking firm, since 1990. Mr. Schefler has been Chairman of Maxima Group, LLC, an investment banking firm since
September 1997.  From 1994 to May 1997, Mr. Schefler was Vice Chairman of
Prime Charter Ltd., an investment banking firm and the underwriter of the Company's initial public offering. Mr. Schefler was Chief Executive Officer of Hampshire Securities Corporation, an investment banking firm, from 1992 to 1994. He has also been a Director of Styling Technology Corporation, a professional salon products business, since 1996.

The Board of Directors and Board Committees
-------------------------------------------

      The Board met six (6) times in 1997. Each of the directors attended at least 75% of the combined total of such Board meetings and the meetings of committees of the Board on which the director served.

      The Board has established the following four committees, the function and current members of which are noted below:

      Executive Committee. The Executive Committee consists of George J. Pedersen (Chairman), Jerome I. Feldman and Eugene D. Loveridge. The Executive Committee has the authority to exercise all powers of the Board, except for actions that must be taken by the full Board under the Delaware General Corporation Law. The Executive Committee met three (3) times during 1997.

      Audit Committee. The Audit Committee consists of Hans I. Ebenfelt, Sheldon L. Glashow and Sylvan Schefler. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one (1) time during 1997.

      Nominating Committee. The Nominating Committee consists of Hans I. Ebenfelt, Jerome I. Feldman and George J. Pedersen. The Nominating Committee selects and recommends nominees for election as directors to the Board. The Nominating Committee did not meet during 1997.

      The Nominating Committee will consider recommendations by stockholders for nominees for election as directors. Nominations of individuals for election to the Board must be made in accordance with the procedures set forth in the Company's Bylaws. In general, such procedures require stockholders to provide a written notice (a "Nomination Notice") which sets forth, as to each individual nominated, information regarding the nominee's background and business experience (including other directorships held) and the nominee's involvement in certain legal proceedings. With respect to the stockholder submitting the Nomination Notice and any person acting in concert with such stockholder, information must be furnished regarding such person's name and business address, the names and addresses of such persons as they appear on the Company's books and the class and number of shares of Company stock beneficially owned by such persons. A written consent to be named in a proxy statement as a nominee and to serve as a director if elected, signed by the nominee, also is required to accompany any Nomination Notice. Nomination Notices are required to be delivered to the Corporate Secretary of the Company not less than 60 and not more than 90 days prior to the date of the Annual Meeting to be held in 1999.

      Compensation Committee. The Compensation Committee consists of Hans I. Ebenfelt and Sheldon L. Glashow. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive Plan (the "Plan"). The Compensation Committee met two (2) times during 1997. See "Report of the Compensation Committee", below.

Compensation of Directors
-------------------------

      The Board pays its members who are not employees of the Company (the "Non-Management Directors") an annual fee of $5,000 for their service and $1,500 for each Board or Committee meeting attended.

      Each person who becomes a Non-Management Director will receive an initial grant of options under the Plan to purchase 1,500 shares of Common Stock having an exercise price per share equal to the fair market value of a share of Common Stock on the date such person first becomes a Non-Management Director. In addition, under the Plan, each Non-Management Director serving as a director on December 31 of each calendar year (commencing in 1995) automatically receives options to purchase 1,500 shares of Common Stock (or if such director has served for less than a full year, a prorated portion thereof) with an exercise price per share equal to the fair market value of a share of Common Stock on such date. All options granted under the Plan to Non-Management Directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances such as a change of control. As of December 31, 1997, Messrs. Ebenfelt, Glashow, Schefler, Feldman, Pedersen, Pollak and Moore served as Non-Management Directors.

      In February 1997, Messrs. Feldman, Pedersen and Pollak each received options under the Plan to purchase 1,500 shares of Common Stock with an exercise price of $9.25 per share upon being classified as Non-Management Directors. Upon becoming a Non-Management Director in November 1997, Mr. Moore received an option under the Plan to purchase 1,500 shares of Common Stock at an exercise price of $6.25 per share. Each person who was a Non-Management Director as of December 1, 1997 participated in a surrender/replacement of stock options, pursuant to which previously-granted options to purchase a total of 16,887 shares of Common Stock at various prices were surrendered by Non-Management Directors and replaced with options to purchase 16,887 shares of Common Stock at $3.875 per share. Also see "Executive Compensation -- Report on Surrender and Replacement of Nonstautory Stock Options". On December 31, 1997, Messrs. Ebenfelt, Glashow, Schefler, Feldman, Pedersen and Pollak each received options under the Plan to purchase 1,500 shares of Common Stock with an exercise price of $3.00 per share. On December 31, 1997, Mr. Moore, who had been a Non-Management Director since November 1997, received an option under the Plan to purchase 206 shares of Common Stock with an exercise price of $3.00 per share.

      Additionally, since May 1997, each of Messrs. Feldman and Pedersen has been compensated $5,000 per month for his services as Chairman of the Board and Chairman of the Executive Committee, respectively.


                     PRINCIPAL EXECUTIVE OFFICERS OF THE
                     COMPANY WHO ARE NOT ALSO DIRECTORS

      Executive officers of the Company are elected annually by the Board. Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company. See "Election of Directors" for similar information regarding Messrs. Carnavos and Loveridge, each of whom is an executive officer and director of the Company.

      Robert W. Stroup, age 45. Mr. Stroup has served as Executive Vice President and Secretary of the Company since 1994. He has also served as a member of the Board of Directors, Vice President, Secretary and Treasurer of GSE Power Systems, Inc. ("Power Systems") since 1994; as a member of the
Board of Directors of GSE Power Systems AB ("Power Systems AB") since 1994;
and as a member of the Board of Directors, Executive Vice President, Secretary and Treasurer of GSE Process Solutions, Inc. ("Process Solutions") since 1994. Mr. Stroup also serves in similar executive capacities for various other of the Company's subsidiaries. Prior to joining the Company, Mr. Stroup served as Vice President of Contracts and Pricing for ManTech and in similar executive positions for various subsidiaries of ManTech since 1984.

      Chian-Li Jen, Ph.D., age 56. Dr. Jen has served as Executive Vice President of the Company since 1994 and, in 1997, was selected to lead the Company's effort to penetrate markets in the People's Republic of China. He has also served as a member of the Board of Directors and Vice President of Power Systems since 1994 and as a member of the Board of Directors of Process Solutions from 1994 to 1997. Dr. Jen cofounded GP International Engineering & Simulation, Inc. ("GPI"), now a subsidiary of Power Systems, and he has served as a member of GPI's Board of Directors and as a Vice President since 1990 and as its Chief Operating Officer since 1993. Previously, Dr. Jen held various technical and management positions with Power Systems, including Vice President of Engineering.

      Daniel E. Masterson, age 36. In 1990, Mr. Masterson cofounded Erudite Software, which was acquired by the Company in May 1996. He held various senior management positions with Erudite Software prior to the acquisition. In connection with the acquisition, he joined the Company as a Senior Vice President. He also continues to serve as a Director and Senior Vice President of Erudite Software. Mr. Masterson has also been a visiting professor for Weber State University and Utah Valley Community College since 1990, teaching various computer science courses.

      Chin-Our Jerry Jen, age 49. Mr. Jen has been a Senior Vice President of the Company since May 1997. Prior to this, he served as Vice President of Projects and held various other senior management positions in engineering and project management with the Company. From 1990 through 1994 Mr. Jen was the Director of Engineering of GPI. Previously, Mr. Jen held various technical and management positions with Power Systems. Mr. Jen has been employed in the power plant simulation field since 1980.

      Brian K. Southern, age 34. Mr. Southern joined the Company as Senior Vice President of Marketing and Business Development in March 1998. Prior to joining the Company, Mr. Southern served as Vice President of Entek IRD International, an equipment asset management firm, from 1996 to March 1998. From 1989 to 1996, he held various senior management positions in sales and marketing for Elsag Bailey Process Automation and Johnson Yokogawa Corporation, suppliers of distributed control systems. Mr. Southern is a member of the Instrumentation Society of America, the International District Energy Association, the Association for Services Management International and the International Society Pharmaceutical Engineering.


                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
----------------------------------------------

      The following table sets forth information as to the compensation paid by the Company for services rendered by the Company's principal executive officers and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                     Annual           Long-Term
                                  Compensation       Compensation
                                  ------------         Awards
                                                       ------

                                                      Securities
                                                      Underlying     All Other
Name and Principal Position  Year  Salary   Bonus      Options(#)  Compensation
---------------------------  ----  ------   -----      -------     ------------

William E. Kuhlmann(1)       1997 $278,796   -0-         -0-         $4,613(2)
 former Chief Executive      1996  234,998   -0-         -0-          5,736
 Officer                     1995  225,960  $25,000    50,000         5,262

Rolf M. G. Falkenberg(3)     1997  209,997   -0-         -0-         42,771(4)
 former President            1996  209,997   -0-         -0-          4,869
                             1995   79,960   30,000    40,000         1,515

Christopher M. Carnavos(5)   1997  173,934   30,000(6) 53,000(7)     63,646(8)
 President                   1996    -0-     -0-         -0-           -0-
                             1995    -0-     -0-         -0-           -0-

Robert W. Stroup             1997  159,994   -0-       30,000         4,077(9)
 Executive Vice President,   1996  159,994   -0-         -0-          3,988
 Secretary and Treasurer     1995  149,228   20,000    30,000         3,276

Michael J. Cromwell, III(10) 1997  157,498   -0-         -0-          4,014(11)
 former Vice Chairman        1996  142,152   -0-       40,000         3,299
                             1995    -0-     -0-         -0-           -0-

Daniel  E. Masterson         1997  150,500   -0-       25,000         3,693(12)
 Senior Vice President       1996  136,100   50,000    20,000         1,465
                             1995  114,570    6,518      -0-           -0-

Chian-Li Jen                 1997  150,010   -0-       20,000         4,886(13)
 Executive Vice President    1996  150,010   -0-         -0-          3,652
                             1995  147,315   15,000    20,000         3,003
____________________________

<F1>   (1) Mr. Kuhlmann resigned as Chairman of the Board and Chief Executive
           Officer of the Company as of April 3, 1997.

<F2>   (2) Consists of $1,301 for Company retirement plan matching and $3,312 for executive group term life insurance premiums.

<F3>   (3) Mr. Falkenberg resigned as President of the Company as of
           January 29, 1998.

<F4>   (4) Consists of $1,648 for Company retirement plan matching and $3,312 for executive group term life insurance premiums, and $37,811 for relocation expenses.

<F5>   (5) Mr. Carnavos joined the Company in January 1997 as a Senior Vice
           President. He was promoted to President of the Company as of January 29, 1998.

<F6>   (6) Consists of a hiring bonus paid in 1997.

<F7>   (7) Includes an option grant of 23,000 shares made in May 1997 and subsequently canceled in connection with the surrender/replacement of certain options under the Company's Long-Term Incentive Plan in December 1997. See "Stock Options" and "Report on Surrender and Replacement of Nonstatutory Stock Options".

<F8>   (8) Consists of $3,793 for Company retirement plan matching and $1,384 for executive group term life insurance premiums, and $58,469 for relocation expenses.

<F9>   (9) Consists of $3,200 for Company retirement plan matching and $877 for executive group term life insurance premiums.

<F10> (10) Mr. Cromwell resigned as Vice Chairman of the Company as of
           September 12, 1997.

<F11> (11) Consists of $3,167 for Company retirement plan matching and $847 for executive group term life insurance premiums.

<F12> (12) Consists of $3,165 for Company retirement plan matching and $528 for executive group term life insurance premiums.

<F13> (13) Consists of $1,286 for Company retirement plan matching and $3,600 for executive group term life insurance premiums.


Stock Options
-------------

      The following table provides information on stock options granted to the named executive officers during 1997. Only nonstatutory stock options were granted under the Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                        Number of      Percent of
                        Securities     Total Options
                        Underlying     Granted to      Exercise or
                        Options        Employees in    Base Price    Expiration
Names                  Granted(#)(1)   Fiscal Year(2)   ($/sh)          Date
-----                  -------------   --------------  -----------   ----------

William E. Kuhlmann         -0-              0%             -             -

Rolf M. G. Falkenberg       -0-              0%             -             -

Christopher M. Carnavos   53,000(4)       11.4%(5)       $3.875        11/30/07

Robert W. Stroup          30,000(6)        6.4%          $3.875        11/30/07

Michael J. Cromwell, III    -0-              0%             -             -

Daniel E. Masterson       25,000(7)        5.4%          $3.875        11/30/07

Chian-Li Jen              20,000(8)        4.3%          $3.875        11/30/07


                         Potential Realizable Value at Assumed
                             Annual Rates of Stock Price
                            Appreciation for Option Term(3)
                            -------------------------------
                         0%($)          5%($)           10%($)
                         -----          -----           ------

William E. Kuhlmann        -              -               -

Rolf M.G. Falkenberg       -              -               -

Christopher M. Carnavos   -0-          73,000           185,000

Robert W. Stroup          -0-          73,000           185,000

Michael J. Cromwell, III   -              -               -

Daniel E. Masterson       -0-          61,000           154,000

Chian-Li Jen              -0-          49,000           124,000
____________________________

<F1> (1) The options were granted to Messrs. Carnavos, Stroup, Masterson and
         C. L. Jen as of December 1, 1997, except for an option grant of 23,000 shares to Mr. Carnavos in May 1997 that was subsequently canceled (see
         Note 4 below). The options become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.

<F2> (2) In addition to the option grants to the executive officers reported in the table, options with an average exercise price of $4.00 covering a total of 337,600 shares of Common Stock were granted to 109 other employees during 1997.

<F3> (3) No gain to optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees. The potential realizable amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates set by the SEC, compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

<F4> (4) Consists of a replacement option grant of 23,000 shares made in connection with the surrender/replacement of certain options under the Company's Long-Term Incentive Plan in December 1997, the corresponding original option grant of 23,000 shares made in May 1997 and subsequently canceled in connection with the surrender/replacement arrangement, as well as an additional option grant of 7,000 shares. See "Report on Surrender and Replacement of Nonstatutory Stock Options".

<F5> (5) Includes an option grant of 23,000 shares made in May 1997 and subsequently canceled.

<F6> (6) Consists of a replacement option grant of 30,000 shares made in connection with the surrender/replacement of certain options under the Company's Long-Term Incentive Plan in December 1997. See "Report on Surrender and Replacement of Nonstatutory Stock Options".

<F7> (7) Consists of a replacement option grant of 20,000 shares made in connection with the surrender/replacement of certain options under the Company's Long-Term Incentive Plan in December 1997, as well as an additional option grant of 5,000 shares. See "Report on Surrender and Replacement of Nonstatutory Stock Options".

<F8> (8) Consists of a replacement option grant of 20,000 shares made in connection with the surrender/replacement of certain options under the Company's Long-Term Incentive Plan in December 1997. See "Report on Surrender and Replacement of Nonstatutory Stock Options".


Options Exercises and Holdings
------------------------------

      The following table summarizes the value of all outstanding options for the executive officers named in the Summary Compensation Table as of December 31, 1997.

                          FISCAL YEAR-END OPTION VALUES


                               Number of
                         Securities Underlying         Value of Unexercised
                              Unexercised                  In-the-Money
                              Options at                    Options at
                           December 31, 1997           December 31, 1997(1)
                           -----------------           --------------------
Name                   Exercisable/Unexercisable    Exercisable/Unexercisable
----                   -------------------------    -------------------------

William E. Kuhlmann          35,000/15,000                     0/0

Rolf M.G. Falkenberg         28,000/12,000                     0/0

Christopher M. Carnavos           0/30,000                     0/0

Robert W. Stroup                  0/30,000                     0/0

Michael J. Cromwell          16,000/24,000                     0/0

Daniel E. Masterson               0/25,000                     0/0

Chian-Li Jen                      0/20,000                     0/0
_____________________________

<F1> (1) Value is calculated as the difference between the closing market price of a share of Common Stock on December 31, 1997 ($3.00 per share) and the exercise price of the options ($14.00 per share in the case of Messrs. Kuhlmann and Falkenberg, $14.75 per share in the case of Mr. Cromwell, and $3.875 per share in the case of Messrs. Carnavos, Stroup, Masterson and C. L. Jen).


Employment Contracts
--------------------

      Mr. Kuhlmann served as Chairman of the Board and Chief Executive Officer of the Company through April 1997 pursuant to a three-year employment agreement which became effective in July 1995. Mr. Kuhlmann's base salary under the agreement was $235,000. In connection with Mr. Kuhlmann's resignation in April 1997, an agreement was reached whereby Mr. Kuhlmann:
(i) received a lump sum payment which was equivalent to two months' salary and the cash equivalent value of two months' employment-related benefits, and
(ii) received a continuation of his salary and employment-related benefits through April 1998.

      Mr. Falkenberg served as President of the Company through January 1998, pursuant to a three-year employment agreement which became effective in July 1995. Mr. Falkenberg's base salary under the agreement was $210,000. In connection with Mr. Falkenberg's resignation in January 1998, an agreement was reached whereby Mr. Falkenberg: (i) will serve the Company in a reduced capacity through July 1998, and (ii) will continue to receive salary and employment-related benefits through July 1998.

      In July 1995, Messrs. Stroup and C. L. Jen entered into three-year employment agreements which provided for base salaries of $160,000 and $160,000, respectively. In May 1996, Mr. Masterson entered into a three-year employment agreement which provided for a base salary of $150,000. In January 1997, Mr. Carnavos accepted employment with the Company pursuant to a letter agreement which provided for a base salary of $175,000 as well as a six-month salary continuation in the event of an involuntary termination.

Report of the Compensation Committee
------------------------------------

      This report addresses the compensation of the Company's executive officers for the last fiscal year and the Company's general compensation philosophy. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive Plan.
The Compensation Committee consists of Hans I. Ebenfelt and Sheldon L. Glashow, each of whom is a Non-Management Director.

      Compensation Philosophy
      -----------------------

      The compensation program for the executive officers of the Company and its subsidiaries is developed and administered by the Board and its Compensation Committee. General overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by management. The key goals of the Company's compensation program are to attract, retain and reward the most capable executives and other employees who can contribute (both short and long-term) to the success of the Company and to align compensation with the attainment of the business objectives of the Company.

      Compensation of Executive Officers
      ----------------------------------

      The position of Chief Executive Officer ("CEO") has been vacant since Mr. Kuhlmann's resignation in April 1997. For further information regarding the Company's agreements with Mr. Kuhlmann, see "Executive Compensation--Employment Contracts".

      Mr. Carnavos currently serves in the capacity of the principal executive officer within the Company and was appointed as President of the Company in January 1998. In connection with his initial hiring by the Company as a Senior Vice President in January 1997, his compensation was determined by Mr. Kuhlmann in consultation with the Compensation Committee. In September 1997, Mr. Carnavos was promoted to the position of Senior Executive Vice President. Based on its subjective assessment of his new responsibilities at that time, the Executive Committee, in consultation with the Compensation Committee, increased Mr. Carnavos's compensation package accordingly.

      Prior to the consummation of the Company's initial public offering, the compensation packages for the Company's executive officers, other than the CEO, were determined by Mr. Kuhlmann in consultation with representatives of the Company's principal stockholders. In July 1995, Mr. Kuhlmann, in consultation with representatives of the Company's principal stockholders, negotiated and the Board approved three-year employment agreement with Messrs. Falkenberg, Stroup and C.L. Jen which were structured similarly to Mr. Kuhlmann's employment agreement. In connection with the Company's acquisition of Erudite Software in May 1996, Mr. Kuhlmann negotiated a three-year employment agreement within parameters approved by the Board. For further information regarding the terms of such employment agreements, see "Executive Compensation -- Employment Contracts".


      Implementation Guidelines
      -------------------------

      To implement the compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary,
(ii) incentive bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

      Base Salary. The range of the base salary for an executive or other employee position will be established primarily based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

      Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors.

      Incentive Bonus Awards. The incentive bonus award is intended to focus the efforts of the executives and other employees on the attainment of performance objectives as recommended by the Compensation Committee and approved by the Board. The Board, with the advice and recommendation of the Compensation Committee, will establish overall performance goals for the Company. If such performance goals are achieved, it is expected that a pool of bonus funds will be available for incentive bonus awards. The size of the pool will generally depend on the success in meeting such objectives.

      The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year, determine the pool of bonus funds available for incentive bonus awards and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding the remaining bonus funds to other officers and employees of the Company, taking into account the general compensation philosophy of the Company and the performance goals established by the Board.

      Mr. Carnavos received a hiring bonus of $30,000 in 1997.
For more information regarding the bonuses awarded in 1995, 1996 and 1997 to the Company's principal executive officers and the four other most highly compensated executive officers of the Company, see "Executive Compensation -- Summary of Cash and Certain Other Compensation".

      Long-Term Incentive Award. The third element of the Company's compensation program will be provided through the Company's Long-Term Incentive Plan (the "Plan"), which is also designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

      Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and may grant nonstatutory stock options to purchase shares of Common Stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have absolute discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

      Total direct compensation to the Company's executive officers (base salary, incentive bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

      The Board, with the advice of the Compensation Committee, will reexamine the Company's compensation philosophy and objectives periodically and determine if changes should be considered.

                                        Compensation Committee



                                        Hans I. Ebenfelt
                                        Sheldon L. Glashow


Report on Surrender and Replacement of Nonstatutory Stock Options
-----------------------------------------------------------------

      In September 1997, the Executive Committee of the Board of Directors of the Company determined that the purposes of the Company's 1995 Long-Term Incentive Plan were not being adequately achieved with respect to those individuals holding nonstatutory stock options with exercise prices greater than the then-current market value of the Company's Common Stock and that it was in the best interests of the Company and the Company's stockholders that the Company continue to retain and motivate such individuals. The Executive Committee further determined that it would be in the best interests of the Company and the Company's stockholders to provide such optionees the opportunity to exchange their then-existing options with replacement options having exercise prices equal to the then-current market value of the Company's Common Stock. Accordingly, upon approval by the Compensation Committee on December 1, 1997, the Company offered certain employees and Non-Management Directors who were holders of outstanding options under the 1995 Long-Term Incentive Plan as of December 1, 1997 the opportunity to exchange such options for replacement stock options at an exercise price of $3.875 per share, the fair market value of the Company's Common Stock at the close of business on that date. Each option holder accepting such offer was required to surrender his or her existing option and enter into new stock option agreements whereby each option's three-phased vesting period (40% vested as of the first anniversary of the date of grant, 70% vested as of the second anniversary of the date of grant, and 100% vested as of the third anniversary of the date of grant) would re-commence as of December 1, 1997, the new date of grant. A total of 84 individuals were eligible to participate in this replacement of options, and those individuals' existing options had an average exercise price of $13.26 per share prior to the replacement. Of such eligible individuals, 81 participated in the replacement of options, including the executive officers noted in the following table.


                                           Compensation Committee



                                           Hans I. Ebenfelt
                                           Sheldon L. Glashow


The following table sets forth certain information regarding the participation of the Company's executive officers in the surrender and replacement of options previously described:

                        TEN-YEAR OPTION/SAR REPRICINGS


                                              Number of
                                              Securities       Market Price
                                              Underlying       of Stock at
                                              Options/SARs       Time of
                                              Repriced or      Repricing or
       Name                         Date        Amended         Amendment
       ----                         ----        -------         ---------

Robert W. Stroup                   12/01/97      30,000           $3.875

Christopher M. Carnavos            12/01/97      23,000            3.875

Daniel E. Masterson                12/01/97      20,000            3.875

Chian-Li Jen                       12/01/97      20,000            3.875

Eugene D. Loveridge                12/01/97      20,000            3.875

Chin-Our Jerry Jen    (Option 1)   12/01/97       2,500            3.875
                      (Option 2)   12/01/97       2,500            3.875


                                                                Length of
                                                               Original Term
                                  Exercise Price               Remaining at
                                   at Time of        New          Date of
                                  Repricing or     Exercise    Repricing or
Name                               Amendment        Price       Amendment
----                               ---------        -----       ---------

Robert W. Stroup                    $14.00          $3.875     7 yrs. 8 mos.

Christopher M. Carnavos              10.50           3.875     9 yrs. 6 mos.

Daniel E. Masterson                  11.25           3.875     8 yrs. 8 mos.

Chian-Li Jen                         14.00           3.875     7 yrs. 8 mos.

Gene Loveridge                       11.25           3.875     8 yrs. 8 mos.

Chin-Our Jerry Jen (Option 1)        14.00           3.875     7 yrs. 8 mos.
                   (Option 2)        14.00           3.875     7 yrs.11 mos.



Performance Graph
-----------------

      The following graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Nasdaq Stock Market - US & Foreign
Index and a group of peer issuers selected on a line-of-business basis, consisting of Aspen Technology, Inc., Liberty Technologies, Inc., Wonderware Corporation and Moore Products Co. for the period from July 27, 1995 through
December 31, 1997.   Moore Products Co. was selected, on a line-of-business
basis, to replace Datalogix International, Inc., which is no longer a publicly traded issuer. The graph was prepared for the Company by Media General Financial Services. The stock price performance shown on the graph below is not necessarily indicative of future performance.


                    07/25/95     12/31/95     12/31/96     12/31/97
                    --------     --------     --------     --------

GSE Systems           $100        $ 86.82      $ 57.36      $ 18.60
Peer Group             100          69.22        97.71       100.25
Nasdaq US &            100         102.74       127.67       156.17
 Foreign Index


                         CERTAIN RELATED TRANSACTIONS

      The performance of certain of the Company's customer contracts are secured by performance guaranties, amounting to $548,000, and letters of credit, amounting to $318,000 as of December 31, 1997, furnished by its subsidiaries' respective former parent organizations in accordance with agreements entered into among such parties and the Company in connection with the formation of the Company. The Company had agreed to indemnify those parties for any payments required under such guaranties and letters of credit.

      One of the Company's subsidiaries subleases office space to ManTech at market price based on square footage used. For 1997, such charges amounted to $117,000.

      One of the Company's subsidiaries' bi-weekly payroll is processed by a company whose owner is also a stockholder of the Company. Expenses incurred for such payroll processing during 1997 were $69,000. The Company subleases a portion of one of its facilities to this related party. Sublease payments by the related party were approximately $4,700 during 1997.

      In 1997, a subsidiary of the Company entered into certain agreements regarding the formation of a joint venture with a company organized in the People's Republic of China. In connection with the initial capitalization of this joint venture, each of ManTech and GP Strategies made advances of $126,000 on behalf of the Company. These advances were made in exchange for future considerations, including the option for direct investment in the joint venture by ManTech and/or GP Strategies subject to necessary approvals and consents in the People's Republic of China.

      In 1997, ManTech entered into arrangements for the consulting services of a member of the Company's finance staff. Payments to the Company for such services in 1997 were $92,000.

      In March 1998, the Company entered into agreements with its bank whereby its lines of credit were conditionally extended through June 30, 1998 and a temporary $1.5 million over-advance limit was established for one of the lines. In connection with the aforementioned agreement concerning the over-advance limit and extension, the Company has arranged for certain guaranties to be provided on its behalf to the bank by GP Strategies and ManTech. In consideration for the guaranties, the Company has agreed to grant both of GP Strategies and ManTech warrants to purchase shares of the Company's Common Stock; the number of shares of Common Stock and other provisions for such warrants have not been finalized as of the date of this statement.

           PROPOSAL 2:  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board, upon the recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. as independent auditors of the Company for the current fiscal year. This internationally known firm has served as the Company's independent auditors since 1994 and has no direct or indirect financial interest in the Company. Although not legally required to do so, the Board is submitting the selection of Coopers & Lybrand L.L.P. for ratification by the stockholders at the Annual Meeting.

      A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1997, the Reporting Persons complied with all Sections 16(a) reporting requirements applicable to them except that one (1) report was inadvertently filed late on behalf of each of Mr. Carnavos, Mr. Moore and Mr. Hanou (formerly an executive officer of the Company).

                               OTHER BUSINESS

      The Company does not presently know of any matters that will be presented for action at the Annual Meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.


                               ANNUAL REPORTS

      The Company's 1997 Annual Report to stockholders is enclosed with this proxy statement; this Annual Report includes the Form 10-K report filed by the Company with the SEC for the fiscal year ended December 31, 1997 (without exhibits). The Company shall furnish copies of exhibits for a reasonable fee (covering the expense of furnishing copies) upon written request to the attention of the Corporate Secretary, GSE Systems, Inc., 8930 Stanford Boulevard, Columbia, Maryland 21045. The Company is scheduled to relocate its corporate headquarters on or about June 1, 1998. Accordingly, after June 1, 1998 such requests should be sent to the attention of the Corporate Secretary, GSE Systems, Inc., 9189 Red Branch Road, Columbia, Maryland 21045.


                           STOCKHOLDER PROPOSALS

      In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Stockholders in 1999 must do so no later than December 31, 1998.

      In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 1999 Annual Meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the Board or a designated committee or the officer who will preside at the stockholders meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 90 days prior to the date of the Annual Meeting to be held in 1999.

                                   By Order of the Board of Directors




                                   Robert W. Stroup
                                   Corporate Secretary


Columbia, Maryland
April 30, 1998


                              GSE SYSTEMS, INC.
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on May 28, 1998

       The undersigned hereby constitutes and appoints Robert W. Stroup and Thomas K. Milhollan, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland at 10:30 A.M. Eastern Time, on May 28, 1998 and at any and all adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

       1. To elect two persons to serve as Class III directors on the Company's Board of Directors, each for a term of three years or until his successor has been elected and qualified, and to elect two other persons to serve as a Class I director and a Class II director, respectively, each for the remainder of his term or until his successor has been elected and qualified. The following four persons have been nominated to serve as directors: Jerome I. Feldman (Class III), George J. Pedersen (Class III), Christopher M. Carnavos (Class I) and John A. Moore, Jr. (Class II).

       __ FOR all nominees listed above (except as marked to the contrary below)
       __ WITHHOLD AUTHORITY to vote for all nominees listed above


       -----------------------------------------------------------------------
       (INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above.)


       2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

       __FOR                     __ AGAINST                    __ABSTAIN


       3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR
ITEM 2. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the director nominees listed in Item 1 and FOR Item 2.

__ Please indicate by check mark if you plan to attend the Annual Meeting of Stockholders.


                                         DATED: _____________________ , 1998


                                         ___________________________________
                                         (Signature)


                                         ___________________________________
                                         (Signature)


NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)